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                                                                  EXHIBIT (a)(2)


                                 AMENDMENT NO. 2
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                          PRUDENTIAL DIVERSIFIED FUNDS


         This Amendment No. 2 to the Certificate of Trust (the "Certificate") of Prudential Diversified Funds (the "Trust") is being executed as of August 25, 1999, for the purpose of amending the terms of the Certificate, as originally filed in the Office of the Secretary of the State of Delaware on July 29, 1998, to clarify the inter-series limitation on liability within the Trust.

         NOW, THEREFORE, the undersigned do hereby certify as follows:

         1. The Certificate is hereby amended by changing current paragraph No. 4 to read in its entirety as follows:

                  "Series Trust. Notice is hereby given that pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of any other series or of the Trust generally or any other series thereof, and, otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series. The Trust is a registered investment company under the Investment Company Act of 1940, as amended."


         2. This Amendment No. 2 to the Certificate shall become effective immediately.

         3. Except as amended pursuant to the foregoing paragraphs, the Certificate is hereby ratified and confirmed in all respects.
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         IN WITNESS WHEREOF, the undersigned, being Trustees of the Trust, have duly executed this Amendment No. 2 to the Certificate as of the day and year first above written.

                                                /s/ Eugene C. Dorsey
                                                --------------------
                                                Eugene C. Dorsey


                                                /s/ Douglas H. McCorkindale
                                                ---------------------------
                                                Douglas H. McCorkindale


                                                /s/ Thomas T. Mooney
                                                --------------------
                                                Thomas T. Mooney


                                                /s/ John R. Strangfeld
                                                ----------------------
                                                John R. Strangfeld